UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2024, Scorpius Holdings, Inc. (the “Company”) notified the NYSE American LLC (the “Exchange”) that it was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 by the extended filing date under Rule 12b-25 of the Securities Exchange Act of 1934. On May 21, 2024, the Company received a notice from the NYSE Regulation (the “NYSE Notice”) stating that the Company is not in compliance with the continued listing standards of the Exchange because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q” or the “Delinquent Report”), which was due to be filed with the Securities and Exchange Commission (the "SEC") no later than May 20, 2024 (the “Filing Delinquency”).

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on May 16, 2024 (the “May Form 12b-25”), the Company was unable to file its Annual Report on Form 10-K (the “2023 10-K”) by the filing due date of April 16, 2024. The 2023 10-K was filed on April 26, 2024. The amount of time that was required to complete and file the 2023 10-K has materially impacted the completion of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Subsequent to filing the Form 12b-25, the Company continued to dedicate significant resources to the completion of procedures related to its quarter-end process but was unable to file the Form 10-Q by May 20, 2024, the end of the extension period provided by the Form 12b-25. The Company requires additional time to complete such procedures. Based on currently available information and subject to the completion of the Company’s quarter-end procedures, the Company does not expect the financial results that will be included in the Form 10-Q to differ materially from the preliminary financial information reported in the May Form 12b-25. The Company is working diligently to complete the necessary work to file the Form 10-Q as soon as practicable and currently expects to file the Form 10-Q by May 31, 2024; however, there can be no assurance that the Form 10-Q will be filed by such date.

The Company is now subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). During the six month period from the date of the Filing Delinquency (the “Initial Cure Period”), the Exchange will monitor the Company and the status of the Delinquent Report and any subsequent delayed filings, including through contact with the Company, until the Filing Delinquency is cured. If the Company fails to cure the Filing Delinquency within the Initial Cure Period, the Exchange may, in its sole discretion, grant an up to six-month additional cure period (the “Additional Cure Period”). The Company can regain compliance with the Exchange’s continued listing standards at any time during the Initial Cure Period or Additional Cure Period, as applicable, by filing the Delinquent Report and any subsequent delayed filings with the SEC. If the Exchange determines that an Additional Cure Period is not appropriate, suspension and delisting procedures will commence in accordance with the procedures set out in Section 1010 of the Company Guide. If the Exchange determines that an Additional Cure Period is appropriate, and the Company fails to file the Delinquent Report and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence.

Notwithstanding the foregoing, however, the Exchange may, in its sole discretion, decide (i) not to afford the Company any Initial Cure Period or Additional Cure Period, as the case may be, at all or (ii) at any time during the Initial Cure Period or Additional Cure Period, to truncate the Initial Cure Period or Additional Cure Period, as the case may be, and immediately commence suspension and delisting procedures if the Company is subject to delisting pursuant to any other provision of the Company Guide, including if the Exchange believes, in the its sole discretion that continued listing and trading of the Company’s securities on the Exchange is inadvisable or unwarranted in accordance with Sections 1001 through 1006 thereof. There can be no assurance that the Company will ultimately regain compliance with all applicable Exchange listing standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer